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                                  EXHIBIT 23.1
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                       CONSENT OF INDEPENDENT ACCOUNTANTS
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    We consent to the incorporation by reference in this Registration Statement of MetaCreations Corporation on Form S-8 (to be filed on or about June 2, 1997) of our report dated February 3, 1997, except for Note 16 as to which the date is February 11, 1997, on our audits of the consolidated financial statements and financial statement schedule of MetaCreations Corporation (formerly known as "MetaTools, Inc.") as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996.



Coopers & Lybrand L.L.P.
Sherman Oaks, California
May 28, 1997